NUMBER	SHARES
A-____	____________

ROCK OF AGES CORPORATION

Incorporated Under the Laws of the State of Vermont

CLASS A COMMON STOCK	SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies That	CUSIP 772632 10 S

                                is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF

Rock of Ages Corporation

(hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless counter-signed and registered by the Transfer Agent and Registrar.

                        Witness, the facsimile seal of the Corporation and by facsimile the signatures of its duly authorized officers.

                        Dated:

Rock of Ages Corporation

Corporate

SEAL

2009

Vermont

            _________________________________                                          _______________________________

                Secretary                                                                                            Chairman

Rock of Ages Corporation

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - ________ Custodian ____________ (Cast) (Minor) under Uniform Gifts to Minors Act ______________________ ( )
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received ________________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney
To transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGES WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17A-d-15.